WANT & ENDER, CPA, P.C.
Certified Public Accountants       37 East 26th Street, 8th floor
                                   New York, NY 10016
Martin Ender, CPA                  Telephone (212) 684-2414
Stanley Z. Want, CPA, CFP          Fax       (212) 684-5433

Independent Auditor's Report

To the Shareholders and Board of Directors
ARNOX CORPORATION

We have audited the accompanying balance sheet of ARNOX
CORPORATION (A Dormant State Company) at December 31, 1995 and the related statements of income, shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We have conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ARNOX CORPORATION (A Dormant State
Company) at December 31, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Martin Ender
Want & Ender, CPA, P.C.
Certified Public Accountants

New York, NY
June 12, 1996


                        ARNOX CORPORATION
                    (a Dormant State Company)
               for the year ending December 31, 1995

 Assets

     Organization Cost                            $ 0.00

          Totals Assets                           $ 0.00

Liabilities and Shareholder's Equity

Stockholders' Equity

Common Stock par value at $0.00001 per share
10,000,000 shares authorized,
 3,417,025 shares issued and outstanding          $ 0.00
Additional Paid in Capital                        $ 0.00
Deficit accumulated during development stage      $ 0.00
                                             				_________
Total Shareholders' Equity                        $ 0.00
					                                           	_________
Total Liabilities and Shareholders Equity         $ 0.00

					                                           	==========

See accompanying notes to financial statements


                        ARNOX CORPORATION
                    (a Dormant State Company)
                        Income Statements

                for the year ending December 31,1995



                                         						   1995
					                                          	_________

Revenues and Expenses                             $0.00




See accompanying notes to financial statements

                        ARNOX CORPORATION
                    (a Dormant State Company)
                Statements of Shareholder's Equity
             for the year ending December 31,  1995

Common Stock
(3,417,025 shares issued & outstanding)           $0.00
Additional Paid in Capital                        $0.00
Accumulated Deficit                               $0.00
Balance  Jan 1                                    $0.00
Net Income/(loss) for the year                    $0.00
Balance December 31                               $0.00

See accompanying financial notes


                        ARNOX CORPORATION
                    (A Dormant State Company)

                        December 31, 1995



Note 1.  NATURE OF BUSINESS

Arnox Corporation, (A Dormant State Company), was incorporated on October 17, 1983, under the laws of the State of Delaware. The Company's business consisted of developing, manufacturing, marketing and licensing fire retardant products. The Company's shares were traded on the NASDAQ exchange until April 25, 1989. On September
11, 1989, The Company filed a petition, No. 8997155, in the U.S. Bankruptcy Court for the District of New
Jersey. This was converted from a Chapter 11 to a Chapter 7 petition on December 18, 1989. This bankruptcy proceeding endured for four years and ten months. On July 12, 1994 the Registrant's Petition was declared closed and the Trustee was discharged. Since
July 12, 1994, the Registrant has been totally inactive.

On June 10, 1996, Capston Network Inc., a stockholder, successfully reinstated the Registrant under its original Delaware Charter. Prior to this, on May 17,
1996, Capston Network Inc. filed a Preliminary Proxy
Statement with the Security Exchange Commission.

Note 2.  RELATED PARTY TRANSACTIONS

The Capston Network Inc., owns 884 shares in Arnox
Corporation.